Exhibit 4










                         BOISE CASCADE CORPORATION

                         DIRECTOR STOCK OPTION PLAN

                   (As Amended Through December 9, 1999)

                         BOISE CASCADE CORPORATION
                         DIRECTOR STOCK OPTION PLAN


     1.   Plan Administration and Eligibility.

          1.1 Purpose. The purpose of the Boise Cascade Corporation (the "Company") Director Stock Option Plan (the "Plan") is to encourage ownership of the Company's common stock by its nonemployee directors.

          1.2 Administration. The Executive Compensation Committee or any successor to the Committee (the "Committee") shall have final discretion, responsibility, and authority to administer and interpret the Plan. This includes the discretion and authority to determine all questions of fact, eligibility, or benefits relating to the Plan. The Committee may also adopt any rules it deems necessary to administer the Plan. The Committee's responsibilities for administration and interpretation of the Plan shall be exercised by Company employees who have been assigned those responsibilities by the Company's management. Any Company employee exercising responsibilities relating to the Plan in accordance with this section shall be deemed to have been delegated the discretionary authority vested in the Committee with respect to those responsibilities, unless limited in writing by the Committee. Any Participant may appeal any action or decision of these employees to the Company's General Counsel and may request that the Committee reconsider decisions of the General Counsel. Any interpretation by the Committee shall be final and binding on the Participants.

          1.3 Participation in the Plan. Individuals who are directors of the Company as of each January 1, and who are not employees of the Company or any of its subsidiaries, are eligible to receive grants of options in that calendar year in accordance with Section 3.1 of this Plan ("Eligible Directors").

     2.   Stock Subject to the Plan.

          2.1 Number of Shares. The maximum number of shares of the Company's $2.50 par value Common Stock ("Common Stock" or "Shares") which may be issued pursuant to options granted under this Plan shall be 200,000 Shares, subject to adjustment as provided in Section 4.4.

          2.2 Nonexercised Shares. If any outstanding option under this Plan for any reason expires or is terminated without having been exercised in full, the Shares allocable to the unexercised portion of the option shall again become available for issuance under options granted pursuant to this Plan.

          2.3 Share Issuance. Upon the exercise of an option, the Company may issue new Shares or reissue Shares previously repurchased by or on behalf of the Company.

     3.   Options.

          3.1 Option Grant Dates. Options shall be granted automatically to each Eligible Director on July 31 of each year (or, if July 31 is not a business day, on the immediately preceding trading day) (the "Grant Date").
 Any nonemployee director first elected as a director after January 1 but prior to December 31 in any year shall be granted an option covering the same number of shares as options granted to Eligible Directors on the Grant Date for that calendar year. The Grant Date for an option granted to a newly-elected director hereunder shall be the later of July 31 or the date of such director's election to the Board, and the Option Price of such option shall be determined as of such Grant Date.

          3.2 Option Price. The purchase price per share for the Shares covered by each option shall be the closing price for a share of Common Stock as reported on the composite tape by the New York Stock Exchange, or another generally accepted pricing standard chosen by the Company, on the Grant Date (the "Option Price").

          3.3 Number of Option Shares. The number of Shares subject to options granted to each participating director on each Grant Date will be 2,000. The Board of Directors may increase or decrease this number, not more frequently than once each year, by action taken at least 6 months prior to the Grant Date for which such increase or decrease is effective.

          3.4 Director Terminations. If a director participating in this Plan retires, resigns, dies, or otherwise terminates his or her position on the Company's Board of Directors, he or she shall not be eligible to receive a grant of an option in any year following the year in which he or she terminates.

          3.5 Written Documentation. Each grant of an option under this Plan shall be evidenced in writing, which shall comply with and be subject to the terms and conditions contained in this Plan.

          3.6 Nonstatutory Stock Options. Options granted under this Plan shall not be entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986.

          3.7 Period of Option. Options may be exercised 12 months after their Grant Date, provided, however, that options held by a director shall be immediately exercisable upon the occurrence of any of the events described in Section 3.11, recognizing that Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"), may limit a director's ability to resell the Shares acquired upon the exercise until 6 months after the Grant Date. No option shall be exercisable after the earlier to occur of (a) 3 years from the date upon which the option holder terminates his or her position as a director of the Company or (b) 10 years from the option's Grant Date.

          3.8 Exercise of Options. Options may be exercised only by written notice to the secretary of the Company and payment of the exercise price in (i) cash, (ii) Shares, (iii) a loan from the Company, or
(iv) delivery of an irrevocable written notice instructing the Company to deliver the Shares being purchased to a broker selected by the Company, subject to the broker's written guarantee to deliver cash to the Company, in each case equal to the full consideration of the Option Price for the Shares which are being exercised. Options may be exercised in whole or in part.

          3.9 Options Not Transferable. Each option granted under this Plan shall not be transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder. No option granted under this Plan, or any interest therein, may be otherwise transferred, assigned, pledged, or hypothecated by the director to which the option was granted during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process.

                Notwithstanding the foregoing, Options granted to or held by any director may be transferred as a gift (but not sold for value) by such director to any parent, grandparent, child, or grandchild of such director, or to a trust established for the benefit of any such individual(s). Options so transferred shall continue to be subject to all terms and conditions described in the applicable Stock Option agreement, and any such transfer by gift shall be subject to all applicable rules and regulations of the Internal Revenue Service and Securities and Exchange Commission.

          3.10 Exercise by Representative Following Death of Director. A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the director's death, shall acquire the right to exercise all or a portion of an option granted under this Plan. Any exercise by a representative shall be subject to the provisions of this Plan.

          3.11  Acceleration of Stock Options.  Notwithstanding
Section 3.7, if, while unexercised options remain outstanding hereunder:

                (a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 20% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Subsection 3.11(c)(i) shall not be deemed to be a change in control of the Company; or

                (b) The following individuals cease for any reason to constitute at least 66 2/3% of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least 2/3rds of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

                (c) The consummation of a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation other than (i) a merger or consolidation which would result in both (a) continuing directors continuing to constitute at least 66 2/3% of the number of directors of the combined entity immediately following consummation of such merger or consolidation and (b) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 20% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Subsection 3.11(c)(i) shall not be deemed to be a change in control of the Company; or

                (d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale;

then from and after the date on which any such event described in paragraphs (a) through (d) above occurs (which shall constitute a "change in control" of the Company), all options previously granted under this Plan shall be immediately exercisable in full.

                For purposes of this section, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                For purposes of this section, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     4.   General Provisions.

          4.1 Effective Date of This Plan. This Plan shall be effective December 16, 1994, subject to approval by the shareholders of the Company.
 Options may be granted under this Plan only after shareholder approval of this Plan.

          4.2 Duration of This Plan. This Plan shall remain in effect until all Shares subject to option grants have been purchased or all unexercised options have expired. Notwithstanding the foregoing, no options may be granted pursuant to this Plan on or after the 10th anniversary of this Plan's effective date.

          4.3 Amendment of This Plan. The Board of Directors may suspend or discontinue this Plan or revise or amend it in any respect, provided, however, that without approval of a majority of the Company's shareholders no revision or amendment shall (i) change the number of Shares subject to this Plan (except as provided in Section 4.4), (ii) change the designation of the class of directors eligible to participate in the Plan, (iii) change the exercise price of the options, or (iv) materially increase the benefits accruing to participants under or the cost of this Plan to the Company. Moreover, in no event may Plan provisions be amended more than once every 6 months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder. No amendment, modification, or termination of this Plan shall in any manner adversely affect the rights of any director holding options granted under this Plan without his or her consent.

          4.4 Changes in Shares. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Shares, appropriate adjustment shall be made in the number (including the aggregate numbers specified in Section 2.1) and kind of Shares or other securities which are or may become subject to options granted under this Plan prior to and subsequent to the date of the change.

          4.5   Limitation of Rights.

                4.5.1 No Right to Continue as a Director. Neither this Plan, nor the granting of an option under this Plan, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

                4.5.2 No Shareholders' Rights for Options. An optionee shall have no rights as a shareholder with respect to the Shares covered by his or her options until the date of the issuance to him or her of a stock certificate therefor.

          4.6 Assignments. The rights and benefits under this Plan may not be assigned except as provided in Sections 3.9 and 3.10.

          4.7 Notice. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the secretary of the Company and shall become effective when it is received.

          4.8 Shareholder Approval and Registration Statement. This Plan shall be approved by the Board of Directors and submitted to the Company's shareholders for approval. Any options granted under this Plan prior to effectiveness of a registration statement filed with the Securities and Exchange Commission covering the Shares to be issued hereunder shall not be exercisable until, and are expressly conditional upon, the effectiveness of a registration statement covering the Shares.

          4.9 Governing Law. This Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of the state of Delaware.